Telscape International, Inc.
                         Earnings Per Share Calculation
                        Three months ended March 31, 1996

Treasury stock method - weighted average price                   3.28
Period beginning date                                          1/1/96
Last day in period                                            3/31/96
Number of days in period                                           91

                                                                        Weighted
                                     Total     Outstanding     No. of    Average
          Description               Shares     From      To     Days     Shares
---------------------------------  ---------  -------  -------  -----  ---------
Common Stock:
  Balance at 12/31/95 ...........  1,890,442  1/1/96   3/31/96     91  1,890,442

Retroactive treatment
  Options granted
    Shares ......................    128,394
    x option price ..............       0.80
     / average market price .....       3.28
                                   ---------
     Treasury shares ............     31,316
                                   ---------
     Equivalent shares ..........     97,078  1/1/96   3/31/96     91     97,078
                                   ---------
    Shares ......................     31,164
    x option price ..............       6.42
     / average market price .....       3.28
                                   ---------
     Treasury shares ............          0
                                   ---------
     Equivalent shares ..........          0
                                   ---------
    Shares ......................     58,000
    x option price ..............       2.25
     / average market price .....       3.28
                                   ---------
     Treasury shares ............     39,787
                                   ---------
     Equivalent shares ..........     18,213  1/1/96   3/31/96     91     18,213
                                   ---------
    Shares ......................     10,000
    x option price ..............       3.06
     / average market price .....       3.28
                                   ---------
     Treasury shares ............      9,329
                                   ---------
     Equivalent shares ..........        671  1/1/96   3/31/96     91        671
                                   ---------
    Shares ......................     20,000
    x option price ..............       1.75
     / average market price .....       3.28
                                   ---------
     Treasury shares ............     10,671
                                   ---------
     Equivalent shares ..........      9,329  1/1/96   3/31/96     91      9,329
                                   ---------
    Shares ......................     10,000
    x option price ..............       4.25
     / average market price .....       3.28
                                   ---------
     Treasury shares ............          0
                                   ---------
     Equivalent shares ..........          0
                                   ---------
Warrants outstanding
  Shares ........................    525,000
    x strike price ..............       8.00
     / average market price .....       3.28
                                   ---------
     Treasury shares ............          0
                                   ---------
     Equivalent shares ..........          0
                                   ---------
    Shares ......................    150,000
    x strike price ..............       2.94
     / average market price .....       3.28
                                   ---------
     Treasury shares ............    134,337
                                   ---------
     Equivalent shares ..........     15,663  1/1/96   3/31/96     91    15,663
                                   ---------                          ----------
    Total average shares and equivalent shares outstanding            2,031,397
                                                                      =========
    Net loss for the period                                            (181,108)
                                                                      =========
    Net loss per average share outstanding                                (0.09)
                                                                      =========

                          Telscape International, Inc.
                         Earnings Per Share Calculation
                        Three months ended March 31, 1997


Treasury stock method - weighted average price                   3.05
Period beginning date                                          1/1/97
Last day in period                                            3/31/97
Number of days in period                                           90

                                                                        Weighted
                                        Total      Outstanding   No. of  Average
         Description                    Shares     From     To    Days   Shares
-------------------------------------  ---------  ------  -------  --  ---------
Common Stock:
  Balance at 12/31/96 ...............  3,935,969  1/1/97  3/31/97  90  3,935,969

Retroactive treatment
  Options granted
    Shares ..........................     91,867
    x option price ..................       0.80
     / average market price .........       3.05
                                       ---------
     Treasury shares ................     24,096
                                       ---------
     Equivalent shares ..............     67,771  1/1/97  3/31/97  90     67,771
                                       ---------

    Shares ..........................     31,164
    x option price ..................       6.42
     / average market price .........       3.05
                                       ---------
     Treasury shares ................          0
                                       ---------
     Equivalent shares ..............          0
                                       ---------

Warrants outstanding
  Shares ............................    150,000
    x exercise price ................       2.94
     / average market price .........       3.05
                                       ---------
     Treasury shares ................    144,467
                                       ---------
     Equivalent shares ..............      5,533  1/1/97  3/31/97  90     5,533
                                       ---------

  Shares ............................    525,000
    x exercise price ................       8.00
     / average market price .........       3.05
                                       ---------
     Treasury shares ................          0
                                       ---------
     Equivalent shares ..............          0
                                       ---------                      ---------
    Total average shares and equivalent shares outstanding            4,009,273

    Net loss for the period                                            (323,958)
                                                                      =========
    Net loss per average share outstanding                                (0.08)
                                                                          =====